Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-102896) and Form S-8 (No. 333-66346) of RITA Medical Systems, Inc. of our report dated January 24, 2003 relating to the financial statements, which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

San Jose, California

March 27, 2003